As Amended Through
Second Amendment
Adopted October 24, 1994


                          CHAMPION ENTERPRISES, INC.
                    1990 NONQUALIFIED STOCK OPTION PROGRAM


     1. Purpose. The purpose of the Champion Enterprises, Inc. 1990 Nonqualified Stock Option Program (the "Program") is to promote the best interests of Champion Enterprises, Inc. (the "Company") and its shareholders by encouraging participants to acquire a proprietary interest in the Company, thus identifying their interests with those of its shareholders and encouraging the participants to make greater efforts on behalf of the Company.

     2. Certain Definitions. As used in this Program, the term "parent" of the Company means any "parent corporation" as defined in Section 425(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the term "subsidiary" of the Company means any "subsidiary corporation" as defined in Section 425(f) of the Code, the term "employee" means an individual with an "employment relationship" with the Company, parent or any subsidiary as defined in Regulation 1.421-7(h) of the Income Tax Regulations, and the term "employment" means employment with the Company, or any parent or subsidiary of the Company.

     3. Administration. The Program shall be administered by the Board of Directors of the Company (the "Board"). The Board shall interpret the Program, prescribe, amend, and rescind rules and regulations relating to the Program, and make all other determinations necessary or advisable for its administration. The decision of the Board on any question concerning the interpretation of the Program or any right or option granted under the Program shall be final and binding upon all participants.

     4. Participants. Participants in the Program shall include one designated non-employee director of the Company and such officers and key employees (including employees who are directors) of the Company or of Champion Motor Coach, Inc. or Moduline International, Inc. as the Chief Executive Officer may select from time to time upon the instruction of the Board.

     5. Stock. The stock subject to rights and options under the Program shall be the Common Stock of the Company, par value $1.00 per share ("Common Stock"), and may be either authorized and unissued shares or shares reacquired by the Company. The total amount of Common Stock on which rights and options may be granted under the Program shall not exceed 300,000 shares, subject to adjustment in accordance with Section 11. Shares subject to any unexercised portion of a terminated, cancelled or expired right or option granted under the Program may again be subjected to options under the Program.

     6. Grant of Rights and Options. (a) The Chief Executive Officer, at any time and from time to time, upon instructions from the Board and subject to Section 16, may grant rights and options to such participants and for such number of shares of Common Stock as he shall designate. Options granted under the Program are nonqualified options that are not intended to constitute incentive stock options under Section 422A of the Code. Each right and option granted under the Program shall meet all of the terms and conditions of the Program. Any participant may hold more than one right and option under the Program and any other stock option plan of the Company. The date on which a right and option are granted shall be the date of the Board's authorization of the right and option or such later date as shall be determined by the Board at the time the right and option are authorized. Each right and option shall be evidenced by a stock option agreement (the "Agreement") in such form and containing such provisions not inconsistent with the Program as the Board shall direct.

     (b) Grants under the Program consist of a right to purchase a designated number of shares of the Company's Common Stock at a purchase price of not less than $1.00 per share, to be exercised on or before 67 days after the date of grant. Subject to the full exercise of his full rights under the Program, a participant shall be granted a nonqualified stock option to purchase additional shares of the Company's Common Stock at fair market value. Fair market value for purposes of the Program is deemed to constitute the closing price of the Company's Common Stock on the American Stock Exchange on the last business day preceding the date of grant, as reported in The Wall Street Journal. At the discretion of the Chief Executive Officer, a participant may receive a stand-alone option under the Program that is not granted in connection with, or predicated upon the exercise of, an initial right, granted hereunder.

     7. Exercise of Stock Options. The Board, at its discretion, shall determine the general terms and conditions regarding the exercise of options granted hereunder, which shall be set forth in a participant's Agreement. Provided, however, that the terms and conditions of exercise shall be within the limitations of the Program and, unless designated otherwise in a Participant's Agreement, one third of each option grant shall become exercisable on each anniversary of the date of grant. No stock option shall be exercisable after the tenth anniversary of the date of grant.

     8. Payment for Right and Option Shares. The purchase price for shares of Common Stock to be acquired upon exercise of a right or option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise.

     9. Partial Exercise/Fractional Shares. The Board may permit, and shall establish procedures for, the partial exercise of rights and options granted under the Program. Provided, however, that a participant's initial right granted hereunder to purchase shares for not less than $1.00 per share must be exercised in full within 67 days after the date of grant for the tandem stock option to become exercisable.

     10. Effect of Termination of Services or Death. (a) If a participant dies or becomes disabled (within the meaning of Section 22(e) of the Code), the right and option to the extent it was exercisable as of the date of the participant's death or disability, may be exercised by the participant (or the executor or administrator of the participant's estate or the person to whom the right and option shall have been transferred by will or by the laws of descent and distribution) at any time prior to the expiration date of the right and option or within one year after the participant's date of death or disability, whichever period is shorter.

     (b) If a participant's employment by the Company is terminated for any reason other than death or disability, the right and option shall terminate simultaneously with the participant's termination of employment; provided, however, that in the event the participant's employment is terminated by the Company in connection with a "sale or merger" of the Company within 60 days of the termination, the participant may elect to surrender to the Company all or part of his outstanding option (but not right), whether or not then exercisable by its terms, and, upon such surrender, the Company shall pay the optionee cash for each share subject to such option, in an amount equal to the difference between the per share exercise price of the shares subject to such option and the then per share market price of the Company's outstanding shares or, if higher, the average price per share paid in cash in connection with a sale or merger or, if applicable, the per share market value of any other consideration, including stock of the purchaser or surviving corporation, given in exchange for a share of the Company's stock in such transaction.

     (c) A "sale or merger" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding common stock of the Company in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Company to any person, firm or corporation; or (iii) a merger or similar transaction between the Company and another entity if shareholders of the Company do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

     (d) The transfer of an employee from one corporation to another among the Company, parent and any of its subsidiaries, or a leave of absence with the written consent of the Company, parent or subsidiary shall not be a termination of services for purposes of the Program.

     11. Stock Dividend, Reclassification, Etc. The total amount of Common Stock for which rights and options may be granted under the Program, and the number of shares subject to any right or option granted to a participant (both as to the number of shares of Common Stock and the option price), shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock, or similar transaction affecting the shares covered by a right and option.

     The foregoing adjustments, and their application to particular circumstances, shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

     12. Rights Prior to Issuance of Shares. No participant shall have any rights as a shareholder with respect to any shares covered by a right or option until the issuance of a stock certificate to the participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

     13. Non-Assignability. No right or option shall be transferable by a participant except by will or the laws of descent and distribution. Further, no shares of Company Common Stock acquired under the Program shall be sold or otherwise transferred until the expiration of six months after the date of purchase. During the lifetime of a participant, a right or option shall be exercised only by the participant. No transfer of a right or option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the right or option.

     14. Securities Laws. (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock pursuant to the exercise of a stock option or stock appreciation right is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities Exchange Commission promulgated thereunder, or those of any stock exchange on which the stock may be listed, the provisions of any state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws.

     (b) The Board may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of a right and option under the Program as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities law, (ii) under the requirements of any stock exchange upon which such shares of Common Stock are then listed and (iii) under any blue sky or state securities laws applicable to such shares.

     15. Withholding Taxes. The Company shall have the right to withhold from a participant's compensation or require a participant to remit sufficient funds to the Company to satisfy applicable withholding for income and employment taxes due to the exercise of a right or option granted hereunder.

     16. Termination and Amendment. (a) The Board may terminate the Program, or the granting of rights and options under the Program, at any time. No right or option shall be granted under the Program 10 years after July 25, 1990. Termination of the Program shall not affect the rights of the holders of any rights and options previously granted and then outstanding.

     (b) No amendment or modification of the Program shall in any manner affect any right or option granted under the Program without the consent of the participant holding the right or option.

     17. Effect on Employment. Neither the adoption of the Program nor the granting of any right or option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Company, parent or any of its subsidiaries.

     18. Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Program shall be used for general corporate purposes of the Company.

     IN WITNESS WHEREOF, the Champion Enterprises, Inc. 1990
Stock Option Program is hereby executed as of April 27, 1990, the date on which the Program was approved by the Board of Directors of the Company.


                           CHAMPION ENTERPRISES, INC.


                           By:
                              Walter R. Young, Jr.
                              President and Chief
                                 Executive Officer

MAH/2209